Exhibit 10.1

MediaNet Group Technologies Intends To Apply for a NASDAQ Listing

BOCA RATON, FL – April 16, 2012 — MediaNet Group Technologies, Inc. (OTCQB: MEDG), a global marketing company that provides consumers around the world with a variety of innovative shopping and entertainment opportunities, announced that it intends to apply for listing on the NASDAQ Stock Market during 2012.

Speaking at a corporate event this past weekend in Boca Raton, Florida, Michael Hansen, President and Chief Executive Officer of MediaNet Group stated “We believe that our growth and development as a company, particularly over the last few quarters, has brought us into a new league as a global presence in online shopping and entertainment. As such, we would like to make our company shares more readily marketable to investors, partners and customers around the world and position MediaNet and our DubLi brand among the foremost public companies.”

About MediaNet Group Technologies, Inc.:

MediaNet Group Technologies, Inc. (OTCQB: MEDG), through its wholly-owned subsidiaries under the DubLi brand addresses consumer needs both online and offline through innovative engagement models, as well as virtual shopping experiences. Through its DubLi.com website, the company also creates tremendous opportunities by helping entrepreneurs both large and small create micro-distributor organizations by joining Dublinetwork.com.  MediaNet Group Technologies main focus is to provide consumers around the world with the highest online value for their shopping and entertainment opportunities.  The foundation of MediaNet Group was built upon an innovative business concept, a global presence and a consumer-centric business model that seeks to capitalize on global economic trends and changing consumer behaviors.  The central hub of the MediaNet Group universe is DubLi.com, a comprehensive online shopping and entertainment community.  DubLi Network is the sales and marketing engine for DubLi.com that is driven by a marketing network of Business Associates who use word-of-mouth advertising, the most effective form of direct selling, to sell a variety of memberships and packages that generate traffic to DubLi.com.  DubLi Partner offers a white-label version of its DubLi.com platform giving participating organizations a professional, reliable web presence while providing access to DubLi’s global online shopping and entertainment community.  BSP Rewards, also known as DubLi Shopping, is responsible for the management and operations of DubLi’s Shopping Mall platforms around the world.  MediaNet Group is emerging as a leading provider of innovative shopping and entertainment solutions to consumers in over 100 countries.

Additional information about the Company is available in its filing with the Securities and Exchange Commission at www.sec.gov.

Except for historical matters contained herein, statements made in this press release are forward-looking. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, the risk of (i) an inability to establish and/or maintain a large, growing base of productive business associates; (ii) an inability to develop and/or maintain brand awareness for our online auctions; (iii) a failure to maintain the competitive bidding environment for our online auctions; (iv) a failure to adapt to technological change; (v) a failure to comply with governmental laws and regulations applicable to our business; and (vi) a failure to improve our internal controls. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Contacts:

MediaNet Group Technologies Contact:

Stefanie Kitzes

stefanie@medianetgroup.com
561-417-1500